Exhibit 23.2

JOHN A. BRADEN & COMPANY, P.C.

Members of the Texas Society of Certified Public Accountants	Certified Public Accountants Members of PCPS SECPS	Members of the American Institute of Certified Public Accountants

Data Call Technologies
600 Kenrick Ste B-12
Houston, TX 77060

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in the current report of Data Call Technologies, Inc., on Form S-8, of our report dated March 30, 2010, with respect to the consolidated financial statements for the years ended December 31, 2009, and 2008.

John A. Braden & Company, P.C.

CPA
Houston, TX
June 1, 2010

Tel. 281 • 873 5005 • Fax 281 •873 5383 • 12941 Interstate 45 North • Suite 422 • Houston, Texas 77060
CPA